                                                                   EXHIBIT 2.10



                    MASTER CONFIDENTIAL DISCLOSURE AGREEMENT



                                     BETWEEN



                            MRV COMMUNICATIONS, INC.



                                       AND



                                 LUMINENT, INC.







                          EFFECTIVE AS OF ______, 2000

                                TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                ----
ARTICLE 1:                 DEFINITIONS............................................................................1

     Section 1.1           ANCILLARY AGREEMENTS...................................................................1

     Section 1.2           CONFIDENTIAL INFORMATION...............................................................1


     Section 1.3           CONFIDENTIALITY PERIOD.................................................................2

     Section 1.4           DISCLOSING PARTY.......................................................................2

     Section 1.5           DISTRIBUTION DATE......................................................................2

     Section 1.6           HIGHLY CONFIDENTIAL INFORMATION........................................................2

     Section 1.7           MASTER SEPARATION AND DISTRIBUTION AGREEMENT...........................................2

     Section 1.8           PERSON.................................................................................2

     Section 1.9           RECEIVING PARTY........................................................................2

     Section 1.10          SEPARATION DATE........................................................................3

     Section 1.11          SUBSIDIARY.............................................................................3

     Section 1.12          THIRD PARTY............................................................................3

     Section 1.13          TRANSACTION AGREEMENTS.................................................................3

 ARTICLE 2:                CONFIDENTIALITY........................................................................3

     Section 2.1           CONFIDENTIALITY AND NON-USE OBLIGATIONS................................................3

     Section 2.2           DISCLOSURE TO SUBLICENSEES.............................................................3

     Section 2.3           CONTRACT MANUFACTURERS AND FOUNDRIES...................................................3

     Section 2.4           RESIDUALS..............................................................................4

     Section 2.5           COMPELLED DISCLOSURE...................................................................4

     Section 2.6           NO RESTRICTION ON DISCLOSING PARTY.....................................................4

     Section 2.7           NO RESTRICTION ON REASSIGNMENT.........................................................4

     Section 2.8           THIRD PARTY RESTRICTIONS...............................................................4




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
 ARTICLE 3:                WARRANTY DISCLAIMER....................................................................4

 ARTICLE 4:                CONFIDENTIALITY OF AGREEMENT...........................................................5

 ARTICLE 5:                TERM AND TERMINATION...................................................................5

     Section 5.1           TERM...................................................................................5

     Section 5.2           SURVIVAL...............................................................................5

 ARTICLE 6:                DISPUTE RESOLUTION.....................................................................5

     Section 6.1           MEDIATION..............................................................................5

     Section 6.2           ARBITRATION............................................................................6

     Section 6.3           COURT ACTION...........................................................................6

     Section 6.4           CONTINUITY OF SERVICE AND PERFORMANCE..................................................6

 ARTICLE 7:                MISCELLANEOUS PROVISIONS...............................................................7

     Section 7.1           EXPORT RESTRICTIONS....................................................................7

     Section 7.2           NO IMPLIED LICENSES....................................................................7

     Section 7.3           INFRINGEMENT SUITS.....................................................................7

     Section 7.4           NO OTHER OBLIGATIONS...................................................................7

     Section 7.5           ENTIRE AGREEMENT.......................................................................7

     Section 7.6           GOVERNING LAW..........................................................................7

     Section 7.7           INTERPRETATION.........................................................................7

     Section 7.8           NOTICES................................................................................8

     Section 7.9           NONASSIGNABILITY.......................................................................8

     Section 7.10          SEVERABILITY...........................................................................8

     Section 7.11          FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE..................................9

     Section 7.12          AMENDMENT..............................................................................9

     Section 7.13          COUNTERPARTS...........................................................................9



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

                    MASTER CONFIDENTIAL DISCLOSURE AGREEMENT


        This Master Confidential Disclosure Agreement (the "Agreement") is effective as of ________, 2000 (the "Effective Date"), between MRV Communications, Inc., a Delaware corporation ("MRV"), having an office at 20415 Nordhoff Street, Chatsworth, California, 91311 and Luminent, Inc., a Delaware corporation ("Luminent"), having an office at 20550 Nordhoff Street, Chatsworth, California, 91311.

        WHEREAS, the Board of Directors of MRV has determined that it is in the best interest of MRV and its stockholders to separate MRV's existing businesses into two independent businesses;

        WHEREAS, as part of the foregoing, MRV and Luminent entered into a Master Separation and Distribution Agreement (as defined below), which provides, among other things, for the separation of certain Luminent assets and Luminent liabilities, the initial public offering of Luminent stock, the distribution of such stock, and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

        WHEREAS, also as part of the foregoing, the parties further desire to enter into this Agreement to provide for the protection of their Confidential Information (as defined below).

        NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:


                                    ARTICLE 1
                                   DEFINITIONS


        For the purpose of this Agreement the following capitalized terms are defined in this Article 1 and shall have the meaning specified herein:

Section 1.1 ANCILLARY AGREEMENTS. Ancillary Agreements means the items and agreements listed in Section 2.1 of the Master Separation and Distribution Agreement and all agreements and documents contemplated by such agreements.

Section 1.2 CONFIDENTIAL INFORMATION.

        (a) Confidential Information means business information, technical data, know-how and other information which is not otherwise in the public domain and of which the owner actively undertakes to restrict or control the disclosure to Third Parties in a manner reasonably intended to maintain its confidentiality, and which (i) the Disclosing Party disclosed to the Receiving Party or the Receiving Party had access to on or before the Separation Date, (ii) is the subject of any Transaction Agreement and known to or in the possession of the Receiving Party as of the Separation Date or (iii) is disclosed to the Receiving Party pursuant to any Transaction Agreement for a period of one (1) year after the Effective Date. Confidential Information may include information relating to, by way of example, research, products, services, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, marketing or finances, and may be in writing, disclosed orally or learned by inspection of computer programming code, equipment or facilities.



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

        (b) Confidential Information of Third Parties that is known to, in the possession of or acquired by a Receiving Party pursuant to a relationship with the Disclosing Party shall be deemed the Disclosing Party's Confidential Information for purposes herein.

        (c) Notwithstanding the foregoing provisions of this Section 1.2, Confidential Information shall exclude information that: (i) was in the Receiving Party's possession before receipt from the Disclosing Party and obtained from a source other than the Disclosing Party and other than through the prior relationship of the Disclosing Party and the Receiving Party before the Separation Date; (ii) is or becomes a matter of public knowledge through no fault of the Receiving Party; (iii) is rightfully received by the Receiving Party from a Third Party without a duty of confidentiality; (iv) is disclosed by the Disclosing Party to a Third Party without a duty of confidentiality on the Third Party; (v) is independently developed by the Receiving Party; or (vi) is disclosed by the Receiving Party with the Disclosing Party's prior written approval.

Section 1.3 CONFIDENTIALITY PERIOD. Confidentiality Period means, (a) with respect to Confidential Information that is not Highly Confidential Information, five (5) years, and (b) with respect to Highly Confidential Information, in perpetuity, after either (i) the Separation Date with respect to Confidential Information of the Disclosing Party that is known to or in the possession of the Receiving Party as of the Separation Date or (ii) the date of disclosure with respect to Confidential Information that is disclosed by the Disclosing Party to the Receiving Party after the Separation Date.

Section 1.4 DISCLOSING PARTY. Disclosing Party means the party owning or disclosing the relevant Confidential Information.

Section 1.5 DISTRIBUTION DATE. Distribution Date has the meaning set forth in the Master Separation and Distribution Agreement.

Section 1.6 HIGHLY CONFIDENTIAL INFORMATION. Highly Confidential Information means Confidential Information that is integral to products that are commercially released or for which substantial steps have been taken to commercialization.

Section 1.7 MASTER SEPARATION AND DISTRIBUTION AGREEMENT. Master Separation and Distribution Agreement means that certain Master Separation and Distribution Agreement between MRV and Luminent.

Section 1.8 PERSON. Person means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

Section 1.9 RECEIVING PARTY. Receiving Party means the non-owning party or recipient of the relevant Confidential Information.

Section 1.10 SEPARATION DATE. Separation Date means 12:01 a.m., Pacific Time, _______________, 2000, or such other date as may be fixed by the Board of Directors of MRV.

Section 1.11 SUBSIDIARY. Subsidiary of any Person means a corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or



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by any one or more of its Subsidiaries, or by such Person and one or more of its
Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person. For purposes of this Agreement, Luminent shall be deemed not to be a subsidiary of MRV.

Section 1.12 THIRD PARTY. Third Party means a Person other than MRV and its Subsidiaries and Luminent and its Subsidiaries.

Section 1.13 TRANSACTION AGREEMENTS. Transaction Agreements mean the Master Separation and Distribution Agreement and the Ancillary Agreements.


                                    ARTICLE 2
                                 CONFIDENTIALITY


Section 2.1 CONFIDENTIALITY AND NON-USE OBLIGATIONS. During the Confidentiality Period, the Receiving Party shall (i) protect the Confidential Information of the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as Receiving Party uses to protect its own confidential information of a like nature, (ii) not use such Confidential Information in violation of any use restriction in any Transaction Agreement, and (iii) not disclose such Confidential Information to any Third Party, except as expressly permitted under this Agreement, in the Transaction Agreements or in any other agreements entered into between the parties in writing, without prior written consent of the Disclosing Party.

Section 2.2 DISCLOSURE TO SUBLICENSEES. The Receiving Party has the right to disclose to its sublicensees permitted under a Transaction Agreement portions of Confidential Information as reasonably necessary in the exercise of the Receiving Party's sublicense rights under such Transaction Agreement, subject to the sublicensee's agreement in writing to confidentiality and non-use terms at least as protective of the Disclosing Party as the provisions of this Agreement.

Section 2.3 CONTRACT MANUFACTURERS AND FOUNDRIES. The Receiving Party has the right to disclose to its contract manufacturers and foundries permitted under any Transaction Agreement portions of the Confidential Information as reasonably necessary in the exercise of the Receiving Party's "have made" rights under any Transaction Agreement, subject to the contract manufacturer's and foundry's agreement in writing to confidentiality and non-use terms at least as protective of the Disclosing Party as the provisions of this Agreement.

Section 2.4 RESIDUALS. Notwithstanding any other provision of this Agreement, the Receiving Party shall be free, and the Disclosing Party hereby grants to the Receiving Party, except as otherwise provided in this Section 2.4, the right, to use or exploit for any purpose and without restriction the Residuals resulting from access to or work with the Confidential Information of the Disclosing Party. "Residuals" means information retained in the unaided memory of an individual who has had access to Confidential Information. The Receiving Party shall have no obligation to pay royalties for any use of Residuals. However, this Section 2.4 does not grant the Receiving Party any rights under any patents or copyrights of the Disclosing Party.



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Section 2.5 COMPELLED DISCLOSURE. If the Receiving Party or any of its
respective Subsidiaries believes that it will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall
(i) give the Disclosing Party prompt written notice so that the Disclosing Party may take steps to oppose such disclosure, and (ii) cooperate with the Disclosing Party in its attempts to oppose such disclosure. If the Receiving Party complies with the above, it shall not be prohibited from complying with such requirement to disclose, but shall take all reasonable steps to make such disclosure subject to a suitable protective order or otherwise prevent unrestricted or public disclosure.

Section 2.6 NO RESTRICTION ON DISCLOSING PARTY. Nothing in this Agreement shall restrict the Disclosing Party from using, disclosing, or disseminating its own Confidential Information in any way.

Section 2.7 NO RESTRICTION ON REASSIGNMENT. This Agreement shall not restrict reassignment of the Receiving Party's employees.

Section 2.8 THIRD PARTY RESTRICTIONS. Nothing in the Agreement supersedes any restriction imposed by Third Parties on their Confidential Information, and there is no obligation on the Disclosing Party to conform Third Party agreements to the terms of this Agreement.


                                    ARTICLE 3
                               WARRANTY DISCLAIMER


        EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL CONFIDENTIAL INFORMATION IS PROVIDED ON AN "AS IS, WHERE IS" BASIS AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.


                                    ARTICLE 4
                          CONFIDENTIALITY OF AGREEMENT


        Each party agrees that the terms and conditions of the Transaction Agreements marked as confidential shall be treated as Confidential Information and that neither party will disclose such terms or conditions to any Third Party without the prior written consent of the other party, provided, however, that each party may disclose such terms and conditions of such agreements marked as confidential:

        (a) as required by any court or other governmental body (subject to Section 2.5);

        (b) as otherwise required by law (subject to Section 2.5);

        (c) in confidence, to legal counsel of the parties, accountants, and other professional advisors;

        (d) in confidence to banks, investors and other financing sources and their advisors;



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        (e) in connection with the enforcement of this Agreement or rights under this Agreement; or

        (f) in confidence, in connection with an actual or prospective merger or acquisition or similar transaction.


                                    ARTICLE 5
                              TERM AND TERMINATION


Section 5.1 TERM. This Agreement shall remain in full force and effect unless and until terminated by the mutual written agreement of the parties.

Section 5.2 SURVIVAL. Articles 2 (with respect to Confidential Information acquired or disclosed prior to the date of termination), 3, 4, 6, 7 and 8 shall survive any termination of this Agreement.


                                    ARTICLE 6
                               DISPUTE RESOLUTION


Section 6.1 MEDIATION. If a dispute, controversy or claim ("Dispute") arises between the parties relating to the interpretation or performance of this Agreement or the grounds for the termination hereof, appropriate senior executives (e.g. director or V.P. level) of each party who shall have the authority to resolve the matter shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The initial meeting between the appropriate senior executives shall be referred to herein as the "Dispute Resolution Commencement Date." Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible. If the senior executives are unable to resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, and either party wishes to pursue its rights relating to such Dispute, then the Dispute will be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within thirty (30) days after written notice by one party to the other demanding non- binding mediation. Neither party may unreasonably withhold consent to the selection of a mediator or the location of the mediation. Both parties will share the costs of the mediation equally, except that each party shall bear its own costs and expenses, including attorney's fees, witness fees, travel expenses, and preparation costs. The parties may also agree to replace mediation with some other form of non-binding or binding ADR.

Section 6.2 ARBITRATION. Any Dispute which the parties cannot resolve through mediation within ninety (90) days of the Dispute Resolution Commencement Date, unless otherwise mutually agreed, shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by three (3) arbitrators in Los Angeles County, California. Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration. The prevailing party in such arbitration shall be entitled to expenses, including costs and reasonable



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attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

Section 6.3 COURT ACTION. Any Dispute regarding the following is not required to be negotiated, mediated or arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others.

Section 6.4 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article 6 with respect to all matters not subject to such dispute, controversy or claim.


                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS


Section 7.1 EXPORT RESTRICTIONS. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data, and shall not export or reexport any technical data, any products received from Disclosing Party, or the direct product of such technical data, to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

Section 7.2 NO IMPLIED LICENSES. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to Confidential Information. Neither party is required hereunder to furnish or disclose to the other any technical or other information.

Section 7.3 INFRINGEMENT SUITS. Neither party shall have any obligation hereunder to institute any action or suit against Third Parties for misappropriation of any of its Confidential Information or to defend any action or suit brought by a Third Party that alleges infringement of any intellectual property rights by the Receiving Party's authorized use of the Disclosing Party's Confidential Information.

Section 7.4 NO OTHER OBLIGATIONS. NEITHER PARTY ASSUMES ANY RESPONSIBILITIES OR OBLIGATIONS WHATSOEVER, OTHER THAN THE RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES.

Section 7.5 ENTIRE AGREEMENT. This Agreement, the Master Separation and Distribution Agreement and the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and



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all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof. Notwithstanding the foregoing, the parties agree that any agreements entered into between them on or after the Separation Date for the protection of specific Confidential Information shall supersede the terms of this Agreement with respect to such Confidential Information.

Section 7.6 GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Los Angeles County and/or the United States District Court for the Central District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Section 6 above.

Section 7.7 INTERPRETATION. The headings contained in this Agreement, in any Exhibit hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section or an Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated.

Section 7.8 NOTICES. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:



        if to MRV:

                           MRV Communications, Inc.
                           20415 Nordhoff Street
                           Chatsworth, California 91311
                           Attention: Noam Lotan, Chief Executive Officer
                           Fax: 818-773-0906

        if to Luminent:

                           Luminent, Inc.
                           20550 Nordhoff Street
                           Chatsworth, California 91311
                           Attention:  William R. Spivey,
                           Chief Executive Officer
                           Fax:  818-576-9486

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

Section 7.9 NONASSIGNABILITY. Neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the



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other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to a Person that succeeds to all or substantially all of the business or assets of such party as long as such Person agrees to accept all the terms and conditions set forth herein. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

Section 7.10 SEVERABILITY. If any term or other provision of this Agreement or the Exhibits attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 7.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 7.12 AMENDMENT. No change or amendment will be made to this Agreement or the Exhibits attached hereto except by an instrument in writing signed on behalf of each of the parties to such agreement.

Section 7.13 COUNTERPARTS. This Agreement, including the Ancillary Agreements and the Exhibits and Schedules hereto and thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.



                    [REST OF PAGE INTENTIONALLY LEFT BLANK.]




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         WHEREFORE, the parties have signed this Master Confidential Disclosure
Agreement effective as of the date first set forth above.



                                        MRV COMMUNICATIONS, INC.,
                                        a Delaware corporation


                                        By:
                                            -----------------------------------
                                            Noam Lotan, Chief Executive Officer



                                            LUMINENT, INC.,
                                            a Delaware corporation


                                        By:
                                            -----------------------------------
                                            William R. Spivey,
                                            Chief Executive Officer




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